Item 77Q - Plan of Reorganization

AGREEMENT AND PLAN OF REORGANIZATION
THIS AGREEMENT AND PLAN OF
REORGANIZATION ("Agreement") is made as of
February 27, 2013, by and between THE UNIVERSAL
INSTITUTIONAL FUNDS, INC. (the "Company"), a
Maryland corporation, on behalf of the GROWTH
PORTFOLIO ("Acquiring Fund"), and MORGAN
STANLEY SELECT DIMENSIONS INVESTMENT
SERIES (the "Trust"), a Massachusetts business trust, on
behalf of the FOCUS GROWTH PORTFOLIO
("Acquired Fund").
This Agreement is intended to be and is adopted as a "plan
of reorganization" within the meaning of Treas. Reg.
1.368-2(g), for a reorganization under Section 368(a)(1) of
the Internal Revenue Code of 1986, as amended (the
"Code"). The reorganization ("Reorganization") will
consist of the transfer to Acquiring Fund of substantially
all of the assets of Acquired Fund in exchange for the assumption by Acquiring Fund of all stated liabilities of Acquired Fund and the issuance by Acquiring Fund of shares of common stock, par value $0.001 per share (the "Acquiring Fund Shares"), to be distributed, after the
Closing Date hereinafter referred to, to the shareholders of Acquired Fund in liquidation of Acquired Fund as provided herein, all upon the terms and conditions
hereinafter set forth in this Agreement.
In consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:
1.	The Reorganization and Liquidation of
Acquired Fund
1.1.	Subject to the terms and conditions herein set forth
and on the basis of the representations and warranties
contained herein, the Trust, on behalf of Acquired Fund,
agrees to assign, deliver and otherwise transfer the
Acquired Fund Assets (as defined in paragraph 1.2) to
Acquiring Fund, and the Company, on behalf of Acquiring
Fund, agrees in exchange therefor to assume all of
Acquired Fund's stated liabilities on the Closing Date as
set forth in paragraph 1.3 and to deliver to Acquired Fund
the number of Acquiring Fund Shares, including fractional Acquiring Fund Shares, determined in the manner set forth in paragraph 2.3. Such transactions shall take place at the closing provided for in paragraph 3.1 ("Closing").
1.2.	(a)	The "Acquired Fund Assets" shall consist
of all property, including without limitation, all cash, cash equivalents, securities and dividend and interest receivables owned by Acquired Fund, and any deferred or
prepaid expenses shown as an asset on Acquired Fund's
books on the Valuation Date.
      (b)	On or prior to the Valuation Date, the
Trust, on behalf of Acquired Fund, will provide Acquiring
Fund with a list of all of Acquired Fund's assets to be assigned, delivered and otherwise transferred to Acquiring
Fund and a list of the stated liabilities to be assumed by Acquiring Fund pursuant to this Agreement. The Trust, on behalf of Acquired Fund, reserves the right to sell any of
the securities on such list but will not, without the prior approval of the Company, on behalf of Acquiring Fund, acquire any additional securities other than securities of
the type in which Acquiring Fund is permitted to invest
and in amounts agreed to in writing by the Company, on
behalf of Acquiring Fund. The Company, on behalf of
Acquiring Fund, will, within a reasonable time prior to the Valuation Date, furnish Acquired Fund with a statement of Acquiring Fund's investment objective, policies and restrictions and a list of the securities, if any, on the list referred to in the first sentence of this paragraph that do not conform to Acquiring Fund's investment objective,
policies and restrictions. In the event that Acquired Fund
holds any investments that Acquiring Fund is not
permitted to hold, Acquired Fund will dispose of such
securities on or prior to the Valuation Date. In addition, if it is determined that the portfolios of Acquired Fund and Acquiring Fund, when aggregated, would contain investments exceeding certain percentage limitations
imposed upon Acquiring Fund with respect to such
investments, Acquired Fund if requested by the Company,
on behalf of Acquiring Fund, will, on or prior to the
Valuation Date, dispose of and/or reinvest a sufficient
amount of such investments as may be necessary to avoid violating such limitations as of the Closing Date (as defined in paragraph 3.1).
1.3.	The Trust, on behalf of Acquired Fund, will
endeavor to discharge all of Acquired Fund's liabilities
and obligations on or prior to the Valuation Date. The
Company, on behalf of Acquiring Fund, will assume all
stated liabilities, which includes, without limitation, all expenses, costs, charges and reserves reflected on an unaudited Statement of Assets and Liabilities of Acquired
Fund prepared by the Treasurer of Acquired Fund as of the Valuation Date in accordance with generally accepted accounting principles consistently applied from the prior
audited period.
1.4.	In order for the Acquired Fund to comply with
Section 852(a)(1) of the Code and to avoid having any
investment company taxable income or net capital gain (as defined in Sections 852(b)(2) and 1222(11) of the Code, respectively) in the short taxable year ending with its dissolution, the Trust, on behalf of Acquired Fund, will on or before the Valuation Date (a) declare a dividend in an
amount large enough so that Acquired Fund will have
declared dividends of substantially all of its investment company taxable income and net capital gain, if any, for such taxable year (determined without regard to any
deduction for dividends paid) and (b) distribute such
dividend.
1.5.	On the Closing Date or as soon as practicable
thereafter, the Trust, on behalf of Acquired Fund, will distribute Acquiring Fund Shares received by Acquired
Fund pursuant to paragraph 1.1 pro rata to Acquired
Fund's shareholders of record determined as of the close
of business on the Valuation Date ("Acquired Fund Shareholders"). Each Acquired Fund Shareholder will receive the class of shares of Acquiring Fund that
corresponds to the class of shares of Acquired Fund
currently held by that Acquired Fund shareholder.
Accordingly, the Acquiring Fund Shares will be
distributed as follows: each of the Class I shares of
Acquiring Fund will be distributed to holders of Class X
shares of Acquired Fund and each of the Class II shares of Acquiring Fund will be distributed to holders of Class Y shares of Acquired Fund. Such distribution will be
accomplished by an instruction, signed by Acquired
Fund's Secretary, to transfer Acquiring Fund Shares then credited to Acquired Fund's account on the books of
Acquiring Fund to open accounts on the books of
Acquiring Fund in the names of the Acquired Fund
shareholders and representing the respective pro rata
number of Acquiring Fund Shares due such Acquired
Fund shareholders. All issued and outstanding shares of
Acquired Fund simultaneously will be canceled on
Acquired Fund's books.
1.6.	Ownership of Acquiring Fund Shares will be
shown on the books of Acquiring Fund's transfer agent.
Acquiring Fund Shares will be issued in the manner
described in Acquiring Fund's current Prospectus, as supplemented, and the Company's Statement of
Additional Information.
1.7.	Any transfer taxes payable upon issuance of
Acquiring Fund Shares in a name other than the registered
holder of Acquiring Fund Shares on Acquired Fund's
books as of the close of business on the Valuation Date
shall, as a condition of such issuance and transfer, be paid by the person to whom Acquiring Fund Shares are to be
issued and transferred.
1.8.	Any reporting responsibility of Acquired Fund is
and shall remain the responsibility of Acquired Fund up to
and including the date on which Acquired Fund is
dissolved and terminated pursuant to paragraph 1.9.
1.9.	Within one year after the Closing Date, the Trust,
on behalf of Acquired Fund, shall pay or make provision
for the payment of all Acquired Fund's liabilities and
taxes. If and to the extent that any trust, escrow account, or other similar entity continues after the close of such one-
year period in connection either with making provision for payment of liabilities or taxes or with distributions to shareholders of Acquired Fund, such entity shall either (i) qualify as a liquidating trust under Section 7701 of the
Code (and applicable Treasury Regulations thereunder) or
other entity which does not constitute a continuation of Acquired Fund for federal income tax purposes, or (ii) be subject to a waiver under Section 368(a)(2)(G)(ii) of the complete distribution requirement of Section
368(a)(2)(G)(i) of the Code. Acquired Fund shall be
terminated following the making of all distributions
pursuant to paragraph 1.5.
1.10.	Copies of all books and records maintained on
behalf of Acquired Fund in connection with its obligations
under the Investment Company Act of 1940, as amended
(the "1940 Act"), the Code, state blue sky laws or
otherwise in connection with this Agreement will
promptly be delivered after the Closing to officers of
Acquiring Fund or their designee, and Acquiring Fund or
its designee shall comply with applicable record retention requirements to which Acquired Fund is subject under the
1940 Act.
2.	Valuation
2.1.	The value of the Acquired Fund Assets shall be the
value of such assets computed as of 4:00 p.m. on the New
York Stock Exchange on the third business day following
the receipt of the requisite approval of this Agreement by shareholders of Acquired Fund or at such time on such earlier or later date after such approval as may be mutually agreed upon in writing (such time and date being hereinafter called the "Valuation Date"), using the
valuation procedures set forth in Acquiring Fund's then
current Prospectus, as supplemented, and the Company's
Statement of Additional Information.
2.2.	The net asset value of an Acquiring Fund Share
shall be the net asset value per share computed on the
Valuation Date, using the valuation procedures set forth in Acquiring Fund's then current Prospectus, as supplemented, and the Company's Statement of
Additional Information.
2.3.	The number of Acquiring Fund Shares (including
fractional shares, if any) to be issued hereunder shall be determined, with respect to each class, by dividing the aggregate net asset value of each class of Acquired Fund shares (determined in accordance with paragraph 2.1) by
the net asset value per share of the corresponding class of shares of Acquiring Fund (determined in accordance with paragraph 2.2).
2.4.	All computations of value shall be made by
Morgan Stanley Services Company Inc. ("Morgan Stanley
Services") in accordance with its regular practice in
pricing Acquiring Fund. The Company, on behalf of
Acquiring Fund, shall cause Morgan Stanley Services to
deliver a copy of Acquiring Fund's valuation report at the
Closing.
3.	Closing and Closing Date
3.1.	The Closing shall take place on the Valuation Date
or on the next business day following the Valuation Date
(the "Closing Date"). The Closing shall be held as of 9:00
a.m. Eastern time, or at such other time as the parties may agree. The Closing shall be held in a location mutually agreeable to the parties hereto. All acts taking place at the Closing shall be deemed to take place simultaneously as of
9:00 a.m. Eastern time on the Closing Date unless
otherwise provided.
3.2.	Portfolio securities held by Acquired Fund and
represented by a certificate or other written instrument
shall be presented by it or on its behalf to State Street
Bank and Trust Company (the "Custodian"), as custodian
for Acquiring Fund, for examination no later than five
business days preceding the Valuation Date. Such
portfolio securities (together with any cash or other assets) shall be delivered by Acquired Fund to the Custodian for the account of Acquiring Fund on or before the Closing
Date in conformity with applicable custody provisions
under the 1940 Act and duly endorsed in proper form for
transfer in such condition as to constitute good delivery thereof in accordance with the custom of brokers. The portfolio securities shall be accompanied by all necessary federal and state stock transfer stamps or a check for the appropriate purchase price of such stamps. Portfolio securities and instruments deposited with a securities depository (as defined in Rule 17f-4 under the 1940 Act)
shall be delivered on or before the Closing Date by book-
entry in accordance with customary practices of such
depository and the Custodian. The cash delivered shall be
in the form of a Federal Funds wire, payable to the order
of "State Street Bank and Trust Company, Custodian for
The Universal Institutional Funds, Inc."
3.3.	In the event that on the Valuation Date, (a) the
New York Stock Exchange shall be closed to trading or
trading thereon shall be restricted or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of both the Company,
on behalf of Acquiring Fund, and the Trust, on behalf of Acquired Fund, accurate appraisal of the value of the net assets of Acquiring Fund or the Acquired Fund Assets is impracticable, the Valuation Date shall be postponed until the first business day after the day when trading shall have been fully resumed without restriction or disruption and reporting shall have been restored.
3.4.	If requested, the Trust, on behalf of Acquired
Fund, shall deliver to the Company, on behalf of
Acquiring Fund, or its designee (a) at the Closing, a list, certified by the Trust's Secretary, of the names, addresses and taxpayer identification numbers of the Acquired Fund shareholders and the number and percentage ownership of outstanding Acquired Fund shares owned by each such
Acquired Fund shareholder, all as of the Valuation Date,
and (b) as soon as practicable after the Closing, all original documentation (including Internal Revenue Service forms, certificates, certifications and correspondence) relating to the Acquired Fund shareholders' taxpayer identification
numbers and their liability for or exemption from back-up withholding. The Company, on behalf of Acquiring Fund, shall issue and deliver to such Secretary a confirmation evidencing delivery of Acquiring Fund Shares to be credited on the Closing Date to Acquired Fund or provide evidence satisfactory to Acquired Fund that such
Acquiring Fund Shares have been credited to Acquired
Fund's account on the books of Acquiring Fund. At the
Closing, each party shall deliver to the other such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as such other party or its
counsel may reasonably request.
4.	Covenants of Acquiring Fund and Acquired
Fund
4.1.	Except as otherwise expressly provided herein, the
Trust, on behalf of Acquired Fund, and the Company, on
behalf of Acquiring Fund, will operate in the ordinary
course between the date hereof and the Closing Date, it
being understood that such ordinary course of business
will include customary dividends and other distributions.
4.2.	The Company will prepare and file with the
Securities and Exchange Commission ("Commission") a
registration statement on Form N-14 under the Securities
Act of 1933, as amended ("1933 Act"), relating to
Acquiring Fund Shares ("Registration Statement"). The
Trust will provide the Proxy Materials as described in
paragraph 4.3 below for inclusion in the Registration
Statement. The Company, on behalf of Acquiring Fund,
and the Trust, on behalf of Acquired Fund, agree that each
of Acquired Fund and Acquiring Fund will further provide
such other information and documents as are reasonably
necessary for the preparation of the Registration
Statement.
4.3.	The Trust, on behalf of Acquired Fund, will call a
meeting of Acquired Fund's shareholders to consider and
act upon this Agreement and to take all other action
necessary to obtain approval of the transactions
contemplated herein. The Trust, on behalf of Acquired
Fund, will prepare the notice of meeting, form of proxy
and proxy statement (collectively, "Proxy Materials") to
be used in connection with such meeting; provided that the Company, on behalf of Acquiring Fund, will furnish the
Trust, on behalf of Acquired Fund, with its currently
effective prospectus for inclusion in the Proxy Materials
and with such other information relating to Acquiring
Fund as is reasonably necessary for the preparation of the
Proxy Materials.
4.4.	The Trust, on behalf of Acquired Fund, will assist
Acquiring Fund in obtaining such information as
Acquiring Fund reasonably requests concerning the
beneficial ownership of Acquired Fund shares.
4.5.	Subject to the provisions of this Agreement, the
Company, on behalf of Acquiring Fund, and the Trust, on
behalf of Acquired Fund, agree that each respective Fund
will take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or
advisable to consummate and make effective the
transactions contemplated by this Agreement.
4.6.	The Trust, on behalf of Acquired Fund, shall
furnish or cause to be furnished to Acquiring Fund within
30 days after the Closing Date a statement of Acquired
Fund's assets and liabilities as of the Closing Date, which statement shall be certified by the Acquired Fund's
Treasurer and shall be in accordance with generally
accepted accounting principles consistently applied. As
promptly as practicable, but in any case within 60 days
after the Closing Date, Acquired Fund shall furnish
Acquiring Fund, in such form as is reasonably satisfactory
to Acquiring Fund, a statement certified by the Trust's Treasurer of Acquired Fund's earnings and profits for federal income tax purposes that will be carried over to Acquiring Fund pursuant to Section 381 of the Code.
4.7.	As soon after the Closing Date as is reasonably
practicable, the Company (a) shall prepare and file all
federal and other tax returns and reports of Acquired Fund required by law to be filed with respect to all periods ending on or before the Closing Date but not theretofore
filed and (b) shall pay all federal and other taxes shown as due thereon and/or all federal and other taxes that were
unpaid as of the Closing Date, including without
limitation, all taxes for which the provision for payment
was made as of the Closing Date (as represented in
paragraph 5.2(k)).
4.8.	The Company agrees to use all reasonable efforts
to obtain the approvals and authorizations required by the
1933 Act and the 1940 Act and to make such filings
required by the state Blue Sky and securities laws as it
may deem appropriate in order to continue the Acquiring
Fund's operations after the Closing Date.
5.	Representations and Warranties
5.1.	The Company, on behalf of Acquiring Fund,
represents and warrants to Acquired Fund, as follows:
      (a)	Acquiring Fund is a series of the Company,
a validly existing Maryland corporation with full power to
carry on its business as presently conducted;
      (b)	The Company is a duly registered, open-
end management investment company which offers its
shares only to insurance companies for accounts which
they establish to fund variable life insurance and variable annuity contracts and by other entities under qualified pension and retirement plans, and its registration with the Commission as an investment company under the 1940
Act and the registration of its shares under the 1933 Act
are in full force and effect;
      (c)	All of the issued and outstanding shares of
Acquiring Fund have been offered and sold in compliance
in all material respects with applicable registration requirements of the 1933 Act and state securities laws.
Shares of Acquiring Fund are registered in all jurisdictions in which they are required to be registered under state securities laws and other laws, and said registrations, including any periodic reports or supplemental filings, are complete and current, all fees required to be paid have been paid, and Acquiring Fund is not subject to any stop
order and is fully qualified to sell its shares in each state in which its shares have been registered;
      (d)	The current Prospectus of the Acquiring
Fund and Statement of Additional Information of the
Company conform in all material respects to the
applicable requirements of the 1933 Act and the 1940 Act
and the regulations thereunder and do not include any
untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances
under which they were made, not misleading;
      (e)	The Company is not in, and the execution,
delivery and performance of this Agreement will not result
in a, material violation of any provision of its Articles of Incorporation or By-Laws, each as amended, or of any agreement, indenture, instrument, contract, lease or other undertaking to which Acquiring Fund is a party or by which it is bound;
      (f)	No litigation or administrative proceeding
or investigation of or before any court or governmental
body is presently pending or, to its knowledge, threatened against the Company, Acquiring Fund or any of their properties or assets which, if adversely determined, would materially and adversely affect Acquiring Fund's financial condition or the conduct of its business; and the Company knows of no facts that might form the basis for the
institution of such proceedings and is not a party to or
subject to the provisions of any order, decree or judgment
of any court or governmental body which materially and
adversely affects, or is reasonably likely to materially and adversely affect, its business or its ability to consummate the transactions herein contemplated;
      (g)	The Statement of Assets and Liabilities,
Statement of Operations, Statements of Changes in Net
Assets and Financial Highlights for its last completed
fiscal year, audited by Ernst & Young LLP (copies of
which will be furnished to Acquired Fund), fairly present,
in all material respects, Acquiring Fund's financial
condition as of such date in accordance with generally
accepted accounting principles, and its results of such operations, changes in its net assets and financial highlights for such period, and as of such date there will
be no known liabilities of Acquiring Fund (contingent or otherwise) not disclosed therein that would be required in accordance with generally accepted accounting principles to be disclosed therein;
      (h)	All issued and outstanding Acquiring Fund
Shares are, and at the Closing Date will be, duly and
validly issued and outstanding, fully paid and non-
assessable with no personal liability attaching to the
ownership thereof. Acquiring Fund does not have
outstanding any options, warrants or other rights to
subscribe for or purchase any of its shares;
      (i)	The execution, delivery and performance of
this Agreement have been duly authorized by all necessary
action on the part of the Company, and this Agreement constitutes a valid and binding obligation of Acquiring
Fund enforceable in accordance with its terms, subject as
to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles. No other consents, authorizations or approvals are necessary in connection with Acquiring Fund's performance of this
Agreement;
      (j)	Acquiring Fund Shares to be issued and
delivered to Acquired Fund, for the account of the
Acquired Fund shareholders, pursuant to the terms of this Agreement will at the Closing Date have been duly authorized and, when so issued and delivered, will be duly
and validly issued Acquiring Fund Shares, and will be
fully paid and non-assessable with no personal liability attaching to the ownership thereof;
      (k)	All material federal and other tax returns
and reports of Acquiring Fund required by law to be filed
on or before the Closing Date have been filed and are
correct, and all federal and other taxes shown as due or required to be shown as due on said returns and reports have been paid or provision has been made for the
payment thereof, and to the best of the Company's
knowledge, no such return is currently under audit and no assessment has been asserted with respect to any such return;
      (l)	For each taxable year since its inception,
Acquiring Fund has met the requirements of Subchapter M
of the Code for qualification and treatment as a "regulated investment company" and neither the execution or delivery of nor the performance of the Company's
obligations with respect to Acquiring Fund under this
Agreement will adversely affect, and no other events are reasonably likely to occur which will adversely affect, the ability of Acquiring Fund to continue to meet the requirements of Subchapter M of the Code;
      (m)	Since December 31, 2012, there has been
no change by Acquiring Fund in accounting methods,
principles, or practices, including those required by
generally accepted accounting principles;
      (n)	The information furnished or to be
furnished by the Company on behalf of Acquiring Fund
for use in registration statements, proxy materials and
other documents which may be necessary in connection
with the transactions contemplated hereby shall be
accurate and complete in all material respects and shall
comply in all material respects with federal securities and other laws and regulations applicable thereto; and
      (o)	The Proxy Materials to be included in the
Registration Statement (only insofar as they relate to
Acquiring Fund) will, on the effective date of the
Registration Statement and on the Closing Date, not
contain any untrue statement of a material fact or omit to
state a material fact required to be stated therein or
necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading.
5.2.	The Trust, on behalf of Acquired Fund, represents
and warrants to the Company, on behalf of Acquiring
Fund as follows:
      (a)	Acquired Fund is series of the Trust, a
validly existing Massachusetts business trust with full
power to carry on its business as presently conducted;
      (b)	The Trust is a duly registered, open-end
management investment company which offers its shares
only to insurance companies for accounts which they
establish to fund variable life insurance and variable
annuity contracts and by other entities under qualified
pension and retirement plans, and its registration with the Commission as an investment company under the 1940
Act and the registration of its shares under the 1933 Act
are in full force and effect;
      (c)	All of the issued and outstanding shares of
Acquired Fund have been offered and sold in compliance
in all material respects with applicable requirements of the 1933 Act and state securities laws. Shares of Acquired
Fund are registered in all jurisdictions in which they are required to be registered and said registrations, including any periodic reports or supplemental filings, are complete
and current, all fees required to be paid have been paid,
and Acquired Fund is not subject to any stop order and is
fully qualified to sell its shares in each state in which its shares have been registered;
      (d)	The current Prospectus, as supplemented,
of Acquired Fund and Statement of Additional
Information of the Trust conform in all material respects
to the applicable requirements of the 1933 Act and the
1940 Act and the regulations thereunder and do not
include any untrue statement of a material fact or omit to
state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
      (e)	The Trust is not in, and the execution,
delivery and performance of this Agreement will not result
in a, material violation of any provision of its Declaration of Trust or By-Laws, as amended, or of any agreement,
indenture, instrument, contract, lease or other undertaking
to which Acquired Fund is a party or by which it is bound;
      (f)	No litigation or administrative proceeding
or investigation of or before any court or governmental
body is presently pending or, to its knowledge, threatened against the Trust or any of its properties or assets which, if adversely determined, would materially and adversely affect Acquired Fund's financial condition or the conduct
of its business; and the Trust knows of no facts that might
form the basis for the institution of such proceedings and
is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects, or is reasonably
likely to materially and adversely affect, its business or its ability to consummate the transactions herein contemplated;
      (g)	The Statement of Assets and Liabilities,
Statement of Operations, Statement of Changes in Net
Assets and Financial Highlights of Acquired Fund for its
last completed fiscal year, audited by Ernst & Young LLP
(except that the financial information for the Acquired
Fund for the fiscal year ended prior to 2011 was audited
by the Acquired Fund's prior independent registered
public accounting firm) (copies of which have been or will
be furnished to Acquiring Fund) fairly present, in all
material respects, Acquired Fund's financial condition as
of such date, and its results of operations, changes in its
net assets and financial highlights for such period in accordance with generally accepted accounting principles, and as of such date there were no known liabilities of
Acquired Fund (contingent or otherwise) not disclosed
therein that would be required in accordance with
generally accepted accounting principles to be disclosed
therein;
      (h)	Acquired Fund has no material contracts or
other commitments (other than this Agreement) that will
be terminated with liability to it prior to the Closing Date;
      (i)	All issued and outstanding shares of
Acquired Fund are, and at the Closing Date will be, duly
and validly issued and outstanding, fully paid and non-assessable with no personal liability attaching to the ownership thereof. Acquired Fund does not have
outstanding any options, warrants or other rights to
subscribe for or purchase any of its shares, nor is there outstanding any security convertible to any of its shares.
All such shares will, at the time of Closing, be held by the persons and in the amounts set forth in the list of shareholders submitted to Acquiring Fund pursuant to
paragraph 3.4;
      (j)	The execution, delivery and performance of
this Agreement will have been duly authorized prior to the Closing Date by all necessary action on the part of the
Trust, and subject to the approval of Acquired Fund's shareholders, this Agreement constitutes a valid and binding obligation of Acquired Fund, enforceable in
accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles. No other consents, authorizations or approvals are necessary in connection
with Acquired Fund's performance of this Agreement;
      (k)	All material federal and other tax returns
and reports of Acquired Fund required by law to be filed
on or before the Closing Date shall have been filed and are correct and all federal and other taxes shown as due or required to be shown as due on said returns and reports
have been paid or provision has been made for the
payment thereof, and to the best of the Trust's knowledge,
no such return is currently under audit and no assessment
has been asserted with respect to any such return;
      (l)	For each taxable year since its inception,
Acquired Fund has met all the requirements of Subchapter
M of the Code for qualification and treatment as a
"regulated investment company" and neither the execution
or delivery of nor the performance of Acquired Fund's obligations under this Agreement will adversely affect, and no other events are reasonably likely to occur which
will adversely affect, the ability of Acquired Fund to
continue to meet the requirements of Subchapter M of the
Code for its final taxable year ending on the Closing Date;
      (m)	At the Closing Date, Acquired Fund will
have good and valid title to the Acquired Fund Assets,
subject to no liens (other than the obligation, if any, to pay the purchase price of portfolio securities purchased by
Acquired Fund which have not settled prior to the Closing
Date), security interests or other encumbrances, and full
right, power and authority to assign, deliver and otherwise transfer such assets hereunder, and upon delivery and payment for such assets, the Company, on behalf of
Acquiring Fund, will acquire good and marketable title
thereto, subject to no restrictions on the full transfer thereof, including any restrictions as might arise under the 1933 Act;
      (n)	On the effective date of the Registration
Statement, at the time of the meeting of Acquired Fund's shareholders and on the Closing Date, the Proxy Materials (exclusive of the currently effective Acquiring Fund
Prospectus contained therein) will (i) comply in all
material respects with the provisions of the 1933 Act, the Securities Exchange Act of 1934, as amended ("1934
Act"), and the 1940 Act and the regulations thereunder
and (ii) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Any other information furnished by the Trust
for use in the Registration Statement or in any other
manner that may be necessary in connection with the
transactions contemplated hereby shall be accurate and
complete and shall comply in all material respects with applicable federal securities and other laws and regulations thereunder;
      (o)	The Trust, on behalf of Acquired Fund,
will, on or prior to the Valuation Date, declare one or
more dividends or other distributions to shareholders that, together with all previous dividends and other distributions to shareholders, shall have the effect of distributing to the shareholders all of its investment company taxable income and net capital gain, if any,
through the Valuation Date (computed without regard to
any deduction for dividends paid);
      (p)	The Trust, on behalf of Acquired Fund, has
maintained or has caused to be maintained on its behalf all books and accounts as required of a registered investment company in compliance with the requirements of Section
31 of the 1940 Act and the rules thereunder; and
      (q)	Acquired Fund is not acquiring Acquiring
Fund Shares to be issued hereunder for the purpose of
making any distribution thereof other than in accordance
with the terms of this Agreement.
6.	Conditions Precedent to Obligations of
Acquired Fund
The obligations of the Trust, on behalf of Acquired Fund,
to consummate the transactions provided for herein shall
be subject, at its election, to the performance by the
Company, on behalf of Acquiring Fund, of all the
obligations to be performed by it hereunder on or before
the Closing Date and, in addition thereto, the following
conditions:
6.1.	All representations and warranties of the Company
made on behalf of Acquiring Fund contained in this
Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected
by the transactions contemplated by this Agreement, as of
the Closing Date with the same force and effect as if made
on and as of the Closing Date;
6.2.	The Company, on behalf of Acquiring Fund, shall
have delivered to Acquired Fund a certificate of the
Company's President and Treasurer, in a form reasonably satisfactory to Acquired Fund and dated as of the Closing
Date, to the effect that the representations and warranties
of the Company, on behalf of Acquiring Fund, made in
this Agreement are true and correct at and as of the
Closing Date, except as they may be affected by the
transactions contemplated by this Agreement, and as to
such other matters as Acquired Fund, shall reasonably
request;
6.3.	Acquired Fund, shall have received a favorable
opinion from Dechert LLP, counsel to Acquiring Fund,
dated as of the Closing Date, to the effect that:
      (a)	Acquiring Fund is a series of the Company,
a validly existing Maryland corporation, and has the
power to own all of its properties and assets and to carry
on its business as presently conducted (Maryland counsel
may be relied upon in delivering such opinion); (b) the
Company is a duly registered, open-end, management
investment company under the 1940 Act which offers its
shares only to insurance companies for accounts which
they establish to fund variable life insurance and variable annuity contracts and to other entities under qualified pension and retirement plans, and its registration with the Commission as an investment company under the 1940
Act is in full force and effect; (c) this Agreement has been duly authorized, executed and delivered by the Company and, assuming that the Registration Statement complies
with the 1933 Act, the 1934 Act and the 1940 Act and
regulations thereunder and assuming due authorization,
execution and delivery of this Agreement by the Trust, on
behalf of Acquired Fund, is a valid and binding obligation
of Acquiring Fund enforceable against Acquiring Fund in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles; (d) Acquiring Fund Shares to be issued to Acquired Fund shareholders as provided by this Agreement are duly authorized and upon such delivery will be validly issued, fully paid and non-assessable, and
no shareholder of Acquiring Fund has any preemptive
rights to subscription or purchase in respect thereof
(Maryland counsel may be relied upon in delivering such opinion); (e) the execution and delivery of this Agreement did not, and the consummation of the transactions
contemplated hereby will not, violate the Company's
Articles of Incorporation or By-Laws, each as amended;
and (f) to the knowledge of such counsel, no consent,
approval, authorization or order of any court or
governmental authority of the United States or any state is required for the consummation by Acquiring Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the
1940 Act and such as may be required under state
securities laws; and
6.4.	As of the Closing Date, there shall have been no
material change in the investment objective, policies and restrictions of Acquiring Fund or any increase in the investment management fees or annual fees pursuant to
Acquiring Fund's shareholder services plan from those
described in Acquiring Fund's Prospectus dated April 30,
2013, as may be supplemented, and the Company's
Statement of Additional Information dated April 30, 2013,
as may be supplemented.
7.	Conditions Precedent to Obligations of
Acquiring Fund
The obligations of the Company, on behalf of Acquiring
Fund, to complete the transactions provided for herein
shall be subject, at its election, to the performance by Acquired Fund, of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:
7.1.	All representations and warranties of the Trust
made on behalf of Acquired Fund contained in this
Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected
by the transactions contemplated by this Agreement, as of
the Closing Date with the same force and effect as if made
on and as of the Closing Date;
7.2.	The Trust, on behalf of Acquired Fund, shall have
delivered to Acquiring Fund at the Closing a certificate of
the Trust's President and its Treasurer, in form and
substance satisfactory to Acquiring Fund and dated as of
the Closing Date, to the effect that the representations and warranties of the Trust, on behalf of Acquired Fund, made in this Agreement are true and correct at and as of the
Closing Date, except as they may be affected by the
transactions contemplated by this Agreement, and as to
such other matters as the Company, on behalf of
Acquiring Fund, shall reasonably request;
7.3.	Acquired Fund shall have delivered to Acquiring
Fund a statement of the Acquired Fund Assets and its liabilities, together with a list of Acquired Fund's portfolio securities and other assets showing the respective adjusted bases and holding periods thereof for income tax purposes, as of the Closing Date, certified by the Treasurer of the
Acquired Fund;
7.4.	The Company, on behalf of Acquiring Fund, shall
have received at the Closing a favorable opinion from
Dechert LLP, counsel to Acquired Fund, dated as of the
Closing Date to the effect that:
	(a)	Acquired Fund is a series of the Trust, a
validly existing Massachusetts business trust, and has the power to own all of its properties and assets and to carry on its business as presently conducted; (b) Acquired Fund is a duly registered, open-end, management investment company under the 1940 Act which offers its shares only to insurance companies for accounts which they establish to fund variable life insurance and variable annuity contracts and to other entities under qualified pension and retirement plans, and its registration with the Commission as an investment company under the 1940 Act is in full force and effect; (c) this Agreement has been duly authorized, executed and delivered by the Trust, and, assuming that the Registration Statement complies with the 1933 Act, the 1934 Act and the 1940 Act and the regulations thereunder and assuming due authorization, execution and delivery of this Agreement by the Company, on behalf of Acquiring Fund, is a valid and binding obligation of Acquired Fund enforceable against Acquired Fund in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles; (d) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate the Trust's Declaration of Trust or By-
Laws, each as amended; and (e) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or any state is required for the consummation by Acquired
Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities laws; and

7.5.	On the Closing Date, the Acquired Fund Assets
shall include no assets that the Acquiring Fund, by reason
of limitations of the Trust's Declaration of Trust, as amended, or otherwise, may not properly acquire.
8.	Further Conditions Precedent to Obligations of
Acquiring Fund and Acquired Fund
The obligations of the Trust, on behalf of Acquired Fund,
and the Company, on behalf of Acquiring Fund, hereunder
are each subject to the further conditions that on or before the Closing Date:
8.1.	This Agreement and the transactions contemplated
herein shall have been approved by the requisite vote of
the holders of the outstanding shares of Acquired Fund in accordance with the provisions of the Trust's Declaration of Trust, as amended, and certified copies of the
resolutions evidencing such approval shall have been
delivered to Acquiring Fund;
8.2.	On the Closing Date, no action, suit or other
proceeding shall be pending before any court or
governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein;
8.3.	All consents of other parties and all other consents,
orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities, including "no-action" positions of and exemptive orders from such federal and state authorities) deemed necessary by the Company, on behalf of Acquiring Fund, or Acquired Fund to permit consummation, in all material respects, of the transactions contemplated herein shall have been obtained, except where failure to obtain any such consent, order or permit would not involve risk of a material adverse effect on the assets or properties of Acquiring Fund or Acquired
Fund;
8.4.	The Registration Statement shall have become
effective under the 1933 Act, no stop orders suspending
the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933
Act;
8.5.	The Trust, on behalf of Acquired Fund, shall have
declared and paid a dividend or dividends and/or other distribution or distributions that, together with all previous such dividends or distributions, shall have the effect of distributing to the Acquired Fund shareholders all of
Acquired Fund's investment company taxable income
(computed without regard to any deduction for dividends
paid) and all of its net capital gain (after reduction for any capital loss carry-forward and computed without regard to any deduction for dividends paid) for all taxable years
ending on or before the Closing Date; and
8.6.	The parties shall have received the opinion of the
law firm of Dechert LLP (based on certain facts,
assumptions and representations), addressed to Acquiring
Fund and Acquired Fund, which opinion may be relied
upon by the shareholders of Acquired Fund, substantially
to the effect that, for federal income tax purposes:
      (a)	The transfer of substantially all of Acquired
Fund's assets in exchange solely for Acquiring Fund
Shares and the assumption by Acquiring Fund of certain
stated liabilities of Acquired Fund followed by the distribution by Acquired Fund of Acquiring Fund Shares to the Acquired Fund shareholders in exchange for their Acquired Fund shares pursuant to and in accordance with the terms of the Reorganization Agreement will constitute
a "reorganization" within the meaning of Section
368(a)(1)(C) of the Code;
      (b)	No gain or loss will be recognized by
Acquiring Fund upon the receipt of the assets of Acquired
Fund solely in exchange for Acquiring Fund Shares and
the assumption by Acquiring Fund of the stated liabilities
of Acquired Fund;
      (c)	No gain or loss will be recognized by
Acquired Fund upon the transfer of substantially all of the assets of Acquired Fund to Acquiring Fund in exchange solely for Acquiring Fund Shares and the assumption by Acquiring Fund of the stated liabilities or upon the distribution of Acquiring Fund Shares to the Acquired
Fund shareholders in exchange for their Acquired Fund
shares, except that Acquired Fund may be required to
recognize gain or loss with respect to contracts described
in Section 1256(b) of the Code or stock in a passive
foreign investment company, as defined in Section
1297(a) of the Code;
      (d)	No gain or loss will be recognized by the
Acquired Fund shareholders upon the exchange of the
Acquired Fund shares for Acquiring Fund Shares;
      (e)	The aggregate tax basis for Acquiring Fund
Shares received by each Acquired Fund shareholder
pursuant to the reorganization will be the same as the aggregate tax basis of the Acquired Fund shares held by each such Acquired Fund shareholder immediately prior to
the Reorganization;
      (f)	The holding period of Acquiring Fund
Shares to be received by each Acquired Fund shareholder
will include the period during which the Acquired Fund
shares surrendered in exchange therefor were held
(provided such Acquired Fund shares were held as capital assets on the date of the Reorganization);
      (g)	The tax basis of the assets of Acquired
Fund acquired by Acquiring Fund will be the same as the
tax basis of such assets to Acquired Fund in exchange
therefor; and
      (h)	The holding period of the assets of
Acquired Fund in the hands of Acquiring Fund will
include the period during which those assets were held by Acquired Fund (except where the investment activities of Acquiring Fund have the effect of reducing or eliminating such periods with respect to an asset).
Notwithstanding anything herein to the contrary, neither
the Company, on behalf of Acquiring Fund, nor the Trust,
on behalf of Acquired Fund, may waive the conditions set
forth in this paragraph 8.6.
9.	Fees and Expenses
9.1.	(a)	Morgan Stanley Investment Management
Inc., the Acquired Fund's investment adviser, shall bear expenses incurred in connection with the entering into, and carrying out of, the provisions of this Agreement, including printing, filing and proxy solicitation expenses, legal, accounting, Commission registration fees and Blue
Sky expenses.
      (b)	In the event the transactions contemplated
herein are not consummated by reason of Acquired Fund
being either unwilling or unable to go forward (other than
by reason of the non-fulfillment or failure of any condition to Acquired Fund's obligations specified in this
Agreement), Acquired Fund's only obligation hereunder
shall be to reimburse Acquiring Fund for all reasonable out-of-pocket fees and expenses incurred by Acquiring
Fund in connection with those transactions.
      (c)	In the event the transactions contemplated
herein are not consummated by reason of Acquiring Fund
being either unwilling or unable to go forward (other than
by reason of the non-fulfillment or failure of any condition to Acquiring Fund's obligations specified in this
Agreement), Acquiring Fund's only obligation hereunder
shall be to reimburse Acquired Fund for all reasonable out-of-pocket fees and expenses incurred by Acquired
Fund in connection with those transactions.
10.	Entire Agreement; Survival of Warranties
10.1.	This Agreement constitutes the entire agreement
between the parties.
10.2.	The representations, warranties and covenants
contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated herein, except that the representations, warranties and covenants
of the Trust, on behalf of Acquired Fund, hereunder shall
not survive the dissolution and complete liquidation of Acquired Fund in accordance with paragraph 1.9.
11.	Termination
11.1.	This Agreement may be terminated and the
transactions contemplated hereby may be abandoned at
any time prior to the Closing:
      (a)	by the mutual written consent of the Trust,
on behalf of Acquired Fund, and the Company, on behalf
of Acquiring Fund;
      (b)	by either the Company, on behalf of
Acquiring Fund, or the Trust, on behalf of Acquired Fund,
by notice to the other, without liability to the terminating party on account of such termination (providing the terminating party is not otherwise in material default or breach of this Agreement), if the Closing shall not have occurred on or before February 27, 2014; or
      (c)	by either the Company, on behalf of
Acquiring Fund, or the Trust, on behalf of Acquired Fund,
in writing without liability to the terminating party on account of such termination (provided the terminating party is not otherwise in material default or breach of this Agreement), if (i) the other party shall fail to perform in any material respect its agreements contained herein required to be performed on or prior to the Closing Date,
(ii) the other party materially breaches any of its representations, warranties or covenants contained herein,
(iii) the Acquired Fund shareholders fail to approve this Agreement at any meeting called for such purpose at which a quorum was present or (iv) any other condition
herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met.
11.2.	(a)	Termination of this Agreement pursuant to
paragraphs 11.1(a) or (b) shall terminate all obligations of the parties hereunder and there shall be no liability for damages on the part of the Company, Acquiring Fund, the
Trust or Acquired Fund, or the directors or officers of the Company, on behalf of Acquiring Fund, or the trustees or officers of the Trust, on behalf of Acquired Fund, to any other party or its directors, trustees or officers.
      (b)	Termination of this Agreement pursuant to
paragraph 11.1(c) shall terminate all obligations of the parties hereunder and there shall be no liability for damages on the part of the Company, Acquiring Fund, the
Trust or Acquired Fund, or the directors or officers of the Company, on behalf of Acquiring Fund, or the trustees or officers of the Trust, on behalf of Acquired Fund, except that any party in breach of this Agreement shall, upon
demand, reimburse the non-breaching party for all
reasonable out-of-pocket fees and expenses incurred in connection with the transactions contemplated by this Agreement, including legal, accounting and filing fees.
12.	Amendments
This Agreement may be amended, modified or
supplemented in such manner as may be mutually agreed
upon in writing by the parties.
13.	Miscellaneous
13.1.	The article and paragraph headings contained in
this Agreement are for reference purposes only and shall
not affect in any way the meaning or interpretation of this
Agreement.
13.2.	This Agreement may be executed in any number of
counterparts, each of which shall be deemed an original.
13.3.	This Agreement shall be governed by and
construed in accordance with the laws of the State of New
York.
13.4.	This Agreement shall bind and inure to the benefit
of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be
construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies hereunder or by reason of this Agreement.
13.5.	The obligations and liabilities of Acquiring Fund
hereunder are solely those of Acquiring Fund. It is
expressly agreed that no shareholder, nominee, director, officer, agent, or employee of Acquiring Fund, or the directors or officers of the Company, acting on behalf of Acquiring Fund, shall be personally liable hereunder. The execution and delivery of this Agreement have been authorized by the directors of Acquiring Fund and signed
by authorized officers of the Company, acting on behalf of Acquiring Fund, and neither such authorization by such directors nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them
personally.
13.6.	The obligations and liabilities of Acquired Fund
hereunder are solely those of Acquired Fund. It is expressly agreed that no shareholder, nominee, trustee, officer, agent, or employee of Acquired Fund, or the trustees or officers of the Trust, acting on behalf of Acquired Fund, shall be personally liable hereunder. The execution and delivery of this Agreement have been authorized by the trustees of the Acquired Fund and signed by authorized officers of the Trust, acting on behalf of Acquired Fund, and neither such authorization by such trustees nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally.


	IN WITNESS WHEREOF, each of the parties
hereto has caused this Agreement to be executed by a duly authorized officer.
THE UNIVERSAL INSTITUTIONAL
FUNDS, INC.,
on behalf of the Growth Portfolio

By: /s/ Arthur Lev
Name: Arthur Lev
Title: President and Principal Executive
Officer

MORGAN STANLEY SELECT
DIMENSIONS INVESTMENT SERIES,
on behalf of the Focus Growth Portfolio

By: /s/ Arthur Lev
Name: Arthur Lev
Title: President and Principal Executive
Officer


18063172.2.BUSINESS

17401555.1.BUSINESS